As filed with the Securities and Exchange Commission on August 31, 2004

Registration No. 333-91217

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUAKER CITY BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4444221
(State of Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

7021 Greenleaf Avenue

Whittier, California 90602

(562) 907-2200

(Address, including zip code, and telephone

number, including area code, of principal executive offices)

1997 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Kathryn M. Hennigan

Senior Vice President—Administrative Services and

Corporate Secretary

Quaker City Bancorp, Inc.

7021 Greenleaf Avenue

Whittier, California 90602

(Name and Address of Agent For Service)

(562) 907-2200

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Donald J. Toumey

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

DEREGISTRATION OF UNSOLD SECURITIES

On November 18, 1999, Quaker City Bancorp, Inc. (“Quaker City”) filed a Registration Statement on Form S-8, Registration No. 333-91217 (the “Registration Statement”), pertaining to 269,215 shares of Quaker City’s common stock, par value $0.01 per share, under Quaker City’s 1997 Stock Incentive Plan. In accordance with an undertaking made by Quaker City in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, Quaker City hereby removes from registration the securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Whittier, California, on August 31, 2004.

QUAKER CITY BANCORP, INC.

By	/s/ Frederic R. (Rick) McGill
Name:	Frederic R. (Rick) McGill
Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated below.

SIGNATURE	TITLE	DATE

/s/ Frederic R. (Rick) McGill Frederic R. (Rick) McGill	President, Chief Executive Officer and Director (Principal Executive Officer)	August 31, 2004

* Dwight L. Wilson	Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	August 31, 2004

* J.L. Thomas	Chairman of the Board of Directors	August 31, 2004

* David S. Engelman	Director	August 31, 2004

* Alfred J. Gobar	Director	August 31, 2004

* Wayne L. Harvey	Director	August 31, 2004

* David K. Leichtfuss	Director	August 31, 2004

* Edward L. Miller	Director	August 31, 2004

* By:	/s/ Frederic R. (Rick) McGill
Frederic R. (Rick) McGill
Attorney-in-fact